Exhibit #23.1

                         Consent of Independent Auditors
                         -------------------------------

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 20, 2004, relating to the consolidated financial statements of Investors Capital Holdings, Ltd. and Subsidiaries which appears in the Annual Report on Form 10-K for the year ended March 31, 2004 and to the reference to us under the heading "Experts" in such Registration Statement.




/s/ BROWN & BROWN, LLP

Boston, Massachusetts
July 29, 2004



                                       32